                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): October 3, 2006
                                                          ---------------

                               THE LGL GROUP, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as specified in Charter)

          Indiana                      1-106                      38-1799862
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                 (IRS Employer
    of incorporation)               File Number)             Identification No.)

140 Greenwich Avenue, 4th Floor, Greenwich, CT                      06830
--------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code: (203) 622-1150
                                                           --------------

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

         Check the  appropriate  box below if the Form 8-K filing is intended to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written  communications  pursuant to Rule 425 under the  Securities Act
         (17 CFR 230.425)

     |_| Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the
         Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the
         Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

            On October 3, 2006,  M-tron  Industries,  Inc.  ("M-tron") and Piezo
Technology, Inc. ("PTI"),  wholly-owned subsidiaries of The LGL Group, Inc. (the
"Company"),  entered  into a Third  Amendment  to Loan  Agreement,  by and among
M-tron,  PTI and First National Bank of Omaha  ("FNBO"),  and  acknowledged  and guaranteed by the Company,  to amend that certain Loan Agreement,  dated October
14, 2004, by and among such parties (the "Loan  Agreement") to allow the Company to loan M-tron up to $3 million.  In addition to the revolving  credit  facility under the Loan Agreement, M-tron and PTI have an outstanding term loan with FNBO for $2 million.

Item 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

    (d) Exhibits.

        10.1      Third Amendment to Loan  Agreement,  dated October 3, 2006, by and among M-tron Industries,  Inc., Piezo Technology, Inc. and
                  First National Bank of Omaha,  and acknowledged and guaranteed by LGL Group, Inc.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the  Registrant  has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THE LGL GROUP, INC.

                                             By: /s/ Jeremiah M. Healy
                                                 -------------------------------
                                                 Jeremiah M. Healy
                                                 Chief Financial Officer

October 3, 2006